PROSPECTUS SUPPLEMENT                                         File No. 333-38792
(To Prospectus Supplement and Prospectus                          Rule 424(b)(3)
dated June 16, 2000 and June 15, 2000, respectively)
Prospectus number:   2002


                            Merrill Lynch & Co., Inc.
                           Medium-Term Notes, Series B
                   Due Nine Months or More from Date of Issue


                               Floating Rate Notes


Principal Amount:     $245,000,000     Original Issue Date:       August 2, 2000

CUSIP Number:         59018Y AS0       Stated Maturity Date:      August 4, 2003

Interest Calculation:                  Day Count Convention:

[x] Regular Floating Rate Note         [x] Actual/360
[ ] Inverse Floating Rate Note         [ ] 30/360
    (Fixed Interest Rate):             [ ] Actual/Actual

Interest Rate Basis:

[x] LIBOR                              [ ] Commercial Paper Rate
[ ] CMT Rate                           [ ] Eleventh District Cost of Funds Rate
[ ] Prime Rate                         [ ] CD Rate
[ ] Federal Funds Rate                 [ ] Other (see attached)
[ ] Treasury Rate

Designated CMT Page:                   Designated LIBOR Page:
    CMT Telerate Page:                     LIBOR Telerate Page:       3750
    CMT Reuters Page:                      LIBOR Reuters Page:




Index Maturity:           Three Months Minimum Interest Rate:     Not Applicable

Spread:                   0.2800%      Maximum Interest Rate:     Not Applicable

Initial Interest Rate:    TBD          Spread Multiplier:         Not Applicable



Interest Reset Dates:     Quarterly,  on the 4th of  every  February,  May,
                          August and November, commencing November 4, 2000,
                          subject  to  modified   following   business  day
                          convention.

Interest Payment Dates:   Quarterly,  on the 4th of  every  February,  May,
                          August and November, commencing November 4, 2000,
                          subject  to  modified   following   business  day
                          convention.

Repayment at the
Option of the Holder:     The Notes  cannot be repaid  prior to the  Stated
                          Maturity Date.

Redemption at the
Option of the Company:    The Notes cannot be redeemed  prior to the Stated
                          Maturity Date.

Form: The Notes are being issued in fully registered book-entry form.

Trustee:                  The Chase Manhattan Bank

Dated:                    July 28, 2000